Exhibit 99.11


                                MASTER AMENDMENT

                                  by and among

                         FP TECHNOLOGY HOLDINGS, INC. ,

                          TRIDENT GROWTH FUND, L.P. and

                            AFG ENTERPRISES USA, INC.

      This Master Amendment (this "Amendment") is entered into as of March ___, 2006 by and between FP TECHNOLOGY HOLDINGS, INC., a Nevada corporation (the "Company"), TRIDENT GROWTH FUND, L.P., a Delaware limited partnership, ("Trident"), and AFG Enterprises USA, Inc., a Nevada corporation ("AFG"), and amends the following agreements between the Company and Trident (collectively, the "Transaction Documents"):

      (i) Securities Purchase Agreement, dated September 13, 2005, as amended by that First Amendment dated November 15, 2005 (as so amended, the "SPA");

      (ii) (a) 12% Senior Secured Convertible Debenture No. 1, dated September 13, 2005, in the initial principal amount of $2,000,000, and (b) 12% Senior Secured Convertible Debenture No. 2, dated November 15, 2005, in the initial principal amount of $500,000 (the "Debentures");

      (iii) (a) Common Stock Purchase Warrant No. 1, dated September 13, 2005, and (b) Common Stock Purchase Warrant No. 2, dated November 15, 2005 (the "Warrants"); and

      (iv) Security Agreement, dated September 13, 2005 (the "Security Agreement").

                                    RECITALS

      A. The Company is contemplating (i) a merger with AFG pursuant to an Agreement and Plan of Merger by and among AFG, FP Merger Sub, Inc. and the Company (the "Merger Agreement"), under which the Company would become a wholly-owned subsidiary of AFG (the "Reorganization"), and (ii) a new financing transaction (the "CAP Financing") involving the issuance of approximately $50 million of Senior Secured Convertible (and Nonconvertible) Notes Due 2011 and Warrants, placed by Rodman & Renshaw LLC pursuant to a proposed Securities Purchase Agreement between AFG and the investors (the "CAP SPA").

      B. The parties desire to amend the terms of the Transaction Documents to modify their provisions in contemplation of the Reorganization and CAP Financing, and to enter into such other agreements as are set forth herein.

                                    AGREEMENT

      In consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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      1. Amendment of Warrants. From and after the consummation of the
Reorganization, the Warrants shall no longer be exercisable for shares of common stock of the Company but rather shall be exercisable for shares of common stock, par value $0.001 per share, of AFG (the "AFG Common Stock"), and shall otherwise be amended, all in accordance with the following terms:

            (a) All references in the Warrants (i) to the Company shall be amended to mean AFG and (ii) to "Common Stock" and "Warrant Shares" shall be amended to mean shares of AFG Common Stock;

            (b) The aggregate number of Warrants Shares (as defined in the Warrants) for which the Warrants may be exercised from and after the Reorganization shall be Three Hundred and Ninety Thousand Six Hundred Twenty-Five (390,625) shares of AFG Common Stock;

            (c) The term "Exercise Price" as used in the Warrants shall be amended to $4.00 per share, subject to further adjustment from and after the Reorganization as set forth in the Warrants;

            (d) Each of Section 5 ("Put Option") and Section 6 ("Covenants") of the Warrants shall be deleted in the entirety.

            (e) Section 3(b) ("Subsequent Equity Sales") of the Warrants shall be amended so that adjustments to the Exercise Price and number of Warrant Shares upon a Dilutive Issuance shall be calculated substantially in accordance with the methodology for adjustments upon Dilutive Issuances set forth in
Section 2(a) of the warrants issued to the investors in the CAP Financing.

      2. Amendment of Debentures. From and after the consummation of the
Reorganization:

            (a) AFG shall assume primary responsibility to repay the Debentures, and all references to the Company in the Debentures shall be amended to mean AFG. The Company and AFG each hereby represent and warrant to Trident that the repayment of the Debentures after the Reorganization and CAP Financing would not violate any terms or conditions of any other agreement of the Company or AFG, except to the extent such repayment would be limited or prohibited by (i) the default provisions of the Indenture to be executed by AFG in connection with the CAP Financing or (ii) the terms and conditions of the Subordination Agreement to be executed by the parties in connection with the CAP Financing.

            (b) The term "Maturity Date" in the Debentures shall be amended to mean the earlier of (a) September 13, 2006 or (b) the consummation of a Change of Control Transaction involving AFG; provided that the Reorganization shall not be considered a Change of Control Transaction involving either the Company or AFG for purpose of the Debentures.

            (c) The Conversion Price for purposes of Section 3 of the Debentures shall be amended to be $6.40 per share, subject to further adjustment from and after the Reorganization as set forth in the Debentures.

            (d) The adjustments for dilutive issuances to the Conversion Price and number of shares issuable to the holder of the Debenture upon conversion contained in Section 3(b) of the Debentures shall be calculated substantially in accordance with the methodology for adjustments upon Dilutive Issuances set forth in Section 2(a) of the warrants issued to the investors in the CAP Financing.


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            (e) For so long as any of the Debentures are outstanding, AFG agrees to give Trident prompt written notice following the occurrence of any of the following events: any modification, amendment, extension or renewal of, or receipt of a notice of default in connection with, any of the Transaction Documents (as such term is defined in the CAP SPA), or the commencement of any bankruptcy proceeding by or with respect to AFG or FP.

            (f) Section 6(m) ("Financial Covenants") of the Debentures shall be amended in the entirety to be the same financial covenants set forth in Section
10.17 of the Indenture executed by AFG and The Bank of New York, as trustee, pursuant to the CAP SPA; provided, however, that AFG must comply with these financial covenants, as so amended, only from and after July 31, 2006.

      3. Amendment of SPA. From and after the consummation of the
Reorganization:

            (a) Section 4.16 ("Appointment of Board Member") of the SPA shall be deleted in the entirety.

            (b) AFG shall assume the obligations of the Company under Section
4.17 ("Registration Rights") of the SPA. All references in Section 4.17 of the SPA (i) to the Company shall be amended to mean AFG and (ii) to Registrable Securities shall be amended to mean shares of AFG Common Stock issued or issuable to holders of the Debentures and Warrants. The Company and AFG each hereby represent and warrant to Trident that AFG's assumption of registration rights under this paragraph after the Reorganization would not violate any terms or conditions of any other agreement of the Company or AFG.

      4. Additional Payments. No later than three business days following the closing of the CAP Financing, AFG shall (a) pay to Trident $200,000 and (b) pay to The Law Office of David M. Ross $5,000 for reimbursement of attorneys fees.

      5. Consent to Reorganization and CAP Financing. Trident hereby consents to the Reorganization and the CAP Financing by each of the Company and AFG, including the Merger Agreement, each of the Transaction Documents and the transactions contemplated thereby.

      6. Effect of Amendments. Except as expressly provided in this Amendment, each of the Transaction Documents shall remain unchanged and shall continue in full force and effect.

      7. Counterparts. This Amendment may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.


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      IN WITNESS WHEREOF, the parties hereto have caused this Master Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


 FP TECHNOLOGY HOLDINGS, INC.            TRIDENT GROWTH FUND, L.P.

 By:/s/ William Santo                    By: /s Scott Cook

 Name:  William Santo                    Name: Scott Cook

 Title:  Chief Executive Officer         Title: General Partner


 AFG ENTERPRISES USA, INC.

 By: /s/ Joseph Rozelle

 Name:  Joseph Rozelle

 Title: Chief Executive Officer


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